Exhibit 23.1

                         Consent of Independent Auditors

         We consent to the incorporation by reference in this Registration of Spectrum Signal Processing Inc. (the "Company") on Form S-8 of our report dated February 4, 1999 on the audited consolidated financial statements of the Company as at December 31, 1998 and 1997 and for the years ended December 31, 1998, December 31, 1997, and December 31, 1996 included in Form F-3 as filed by the Company with the Securities and Exchange Commission (Registration number 333-58115) on July 26, 1999.

Chartered Accountants

/s/ KPMG LLP
------------
Richmond, British Columbia
February 11, 2000